UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




      Date of Report (Date of earliest reported) December 2, 2004

                             ICTS INTERNATIONAL N.V.
             (Exact name of registrant as specified in its chapter)

                                 The Netherlands

                          (State or other jurisdiction
                                of incorporation)

                                     0-28542
                            (Commission File Number)

                                   00-0000000
                                  (IRS Employer
                               Identification No.)


               Biesbosch 225, 1181 JC Amstelveen, The Netherlands (Address of
              principal executive offices) (Zip Code)



     Registrant's telephone number, including area code: 011-31-20-347-1077







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Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule
or Standard: Transfer of Listing

On December 1, 2004 the Company received notice from the Nasdaq Stock Market that it was delisting the securities of the Company because the Company had not maintained a market value of publicly held shares of at least $5,000,000, in accordance with Marketplace Rule 4450(a)(2). On December 2, 2004 the Company notified the staff of the Nasdaq Stock Market that it was appealing the staff's determination to a Listings Qualification Panel. The Nasdaq Stock Market will notify the Company when a hearing on the Company's appeal will be held. According to the Rules, the delisting process will be stayed until the Listings Qualification Panel makes a decision on the Company's appeal.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ICTS INTERNATIONAL N.V.
                                     (Registrant)

Date December 2, 2004      By:/s/ Avraham Dan, Managing Director